EXHIBIT 32.2

Orthodontic Centers of America, Inc.
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

     In connection with the quarterly report on Form 10-Q for the quarter ended March 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), of Orthodontic Centers of America, Inc. (the “Company”), I, David E. Verret, Senior Vice President of Finance and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 20, 2004	/s/ David E. Verret
David E. Verret
Senior Vice President of Finance and Chief Financial Officer